NORWOOD FINANCIAL CORP.

RESOLUTIONS

OF THE

BOARD OF DIRECTORS

WHEREAS, Rule 4350(l) of The Nasdaq Stock Market, LLC requires that all securities listed on The Nasdaq Stock Market must be eligible for a direct registration system operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.

WHEREAS, the Company has been advised by its transfer agent that in order to be eligible for such a direct registration system, the Company’s Bylaws must permit book-entry ownership.

NOW, THEREFORE, BE IT

RESOLVED, that Article III, Section 3.1 of the Company’s Bylaws be, and hereby is, amended to read as follows:

3.1 Certificates. The shares of the Company’s capital stock may be represented by certificates or uncertificated. Certificates of stock shall be issued in numerical order, and shall be signed by the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Company or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the Company before the certificate is issued, it may be issued by the Company with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

(a) that the Company is incorporated under the laws of the Commonwealth of Pennsylvania;

(b) the name of the person to whom issued;

(c) the number and class of shares and the designation of the series, if any, which such certificate represents;

(d) the par value of each share represented by such certificate, or a statement that such shares are without par value; and

(e) that the Company will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of each class authorized to be issued.

; and be it further

RESOLVED, that Article III of the Company’s Bylaws be, and hereby is, further amended by adding a new Section 3.2 thereto to read as follows and renumbering the remaining sections of Article III accordingly.

3.2. Uncertificated Shares. The Board of Directors may authorize the issuance of uncertificated shares by the Company, and may prescribe procedures for the issuance and registration of transfer thereof, and with respect to such other matters relating to uncertificated shares as the Board of Directors may deem appropriate. No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Company. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Company shall issue or cause to be issued to the holder of such shares a written statement of the information required to be included on stock certificates under the laws of the Commonwealth of Pennsylvania and these Bylaws. Notwithstanding the adoption of any resolution providing for uncertificated shares, each registered holder of stock represented by uncertificated shares shall be entitled, upon request to the custodian of the stock transfer books of the Company, or other person designated as the custodian of the records of uncertificated shares, to have physical certificates representing such shares registered in such holder’s name.

; and be it further

RESOLVED, that Section 3.3 of Article III of the Company’s Bylaws as renumbered be, and hereby is, amended to read as follows:

3.3 Transfers.

(a) Transfers of stock shall be made only upon the stock transfer books of the Company, kept at the registered office of the Company or at its principal place of business, or at the office of its transfer agent or registrar and, in the case of certificated shares, before a new certificate is issued, the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b) Certificated shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign, and transfer the same, signed by the holder of said certificate. No shares of certificated stock shall be transferred on the books of the Company until the outstanding certificates therefor have been surrendered to the Company.

; and be it further

RESOLVED, that the President or such other officers as he may designate be, and they hereby are, authorized and directed to file such notices and take such other actions as they shall deem necessary or convenient, with the advice of counsel, to place the foregoing Bylaws into effect and to carry out its purposes and their authority to act shall be conclusively, but not exclusively, evidenced by such actions.